Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements as of September 30, 2006 and for the year ended December 31, 2005 and for the nine months ended September 30, 2006 are based on the historical financial statements of CRC Health Corporation (the “Company”), Aspen Education Group, Inc. (“Aspen”) and Sierra Tucson, LLC (“Sierra Tucson) acquisitions after giving effect to the following transactions:

Pro forma combined condensed balance sheet and statements of operations include acquisition of Aspen:

the Company’s acquisition of Aspen on November 17, 2006 for approximately $279.9 million in purchase consideration, the assumption of approximately $23.0 million of Aspen’s debt obligations as defined per the merger agreement, the repayment of net $28.7 million of the Company’s borrowings under its existing revolving credit facility at the closing of the Aspen acquisition and the payment of costs associated with the acquisition and related financing of approximately $11.4 million. The acquisition of Aspen and associated transactions and expenses were financed by:

¡	the issuance of an additional $175.5 million of senior secured term loan (by amending and restating the Company’s existing $243.8 million senior secured term loan facility);

¡	a capital contribution of $103.9 million from the Company’s direct parent company, CRC Health Group, Inc. (the “Group”) treated as equity (“Group Contributed Equity”). The Group funded such capital contribution through issuance of a payment in kind (“PIK”) loan of $105 million issued at 1% original issue discount for net proceeds of $103.9 million (see note (a) to unaudited pro forma combined balance sheet); and

¡	an additional capital contribution (“New Equity Investment”) of $39.9 million from the sale of Group’s equity securities to certain of the Group’s existing equity holders.

Pro forma combined condensed statements of operations reflect the following significant transactions:

•	the Purchase of the Company on February 6, 2006 by investment funds managed by Bain Capital, LLC (“Bain Capital”) for approximately $740.8 million in cash, the repayment of the Company’s then outstanding debt, including $4.5 million of borrowings under the Company’s revolving line of credit and $254.0 million principal amount of term loans and subordinated debt and the payment of costs associated with the acquisition of the Company and related financing of approximately $27.0 million. The acquisition of the Company and associated transactions and expenses were financed by:

¡	entering into a new senior secured credit facility, consisting of:

•	a senior secured term loan of $245.0 million; and

•	a revolving credit facility of $100.0 million; and

¡	the issuance of $200.0 million in aggregate principal amount of senior subordinated notes, less approximately $3.0 million of original issue discount; and

•	the acquisition of Sierra Tucson in May 2005 for approximately $132.1 million in cash, including acquisition related expenses. The acquisition of Sierra Tucson was financed by:

¡	the refinancing of $75.7 million of outstanding term loans (the “Original Term Loans”) and promissory notes; and

¡	the issuance of a senior secured credit facility of $205.0 million (the “Restated Term Loan”) with a six-year maturity.

The unaudited pro forma combined condensed balance sheet as of September 30, 2006 is presented giving effect to the Aspen acquisition and related financing as if they had occurred on September 30, 2006.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 are presented giving effect to the Aspen acquisition and related financing, the purchase of the Company in February 2006 and related financing and the acquisition of Sierra Tucson and related financing as if they had occurred on January 1, 2005. The combined historical condensed consolidated statement of operations for the Company’s nine months ended September 30, 2006 represents the mathematical addition of the Company’s operating results for the one month ended January 31, 2006 (Predecessor) to the Company’s operating results of the eight months ended September 30, 2006 (Successor).

The acquisition of Aspen in November 2006 has been accounted for as purchases in accordance with Statement of Financial Accounting Standards (“SFAS”) No, 141, Business Combinations. Under the purchase method of accounting, the total purchase consideration of the acquisition was allocated to the assets acquired and liabilities assumed based on their relative fair values. The consideration remaining is then allocated to identifiable intangibles with a finite life and amortized over that life, as well as to goodwill and identifiable intangibles with an indefinite life, which will have to be evaluated prospectively on an annual basis to determine impairment and adjusted accordingly. The fair value of property and equipment and intangibles was based upon appraisals performed by independent valuation specialists and other relevant information.

The unaudited pro forma combined condensed financial statements are based on the estimates and assumptions set forth in the notes to these statements that management believes are reasonable. However, because these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values attributable to the acquisition of Aspen, the actual amounts recorded for the acquisition of Aspen may differ materially from the information presented in these unaudited pro forma combined condensed financial statements. The allocations related to acquisition of Aspen are subject to change pending a final analysis of the fair value of the assets acquired and liabilities assumed as well as the impact of cost synergies, which could result in material changes from the information presented.

The unaudited pro forma combined condensed financial statements is for information purposes only and does not purport to represent what the Company’s actual results of operations would have been if these transactions had been completed as of the dates indicated above or that may be achieved in the future. Furthermore, the unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2006 includes certain nonrecurring charges of $41.3 million, net of tax benefit of $13.1 million that were incurred in connection with the purchase of the Company (see note (b) to unaudited pro forma combined statements of operations). The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2006 excludes certain nonrecurring charges that will be incurred by Aspen in connection with the Aspen Acquisition: (i) stock option compensation expenses of $9.5 million, recognized upon settlement of options and (ii) various tax deductible transaction fees of $5.2 million. The tax effect of these nonrecurring items at Aspen’s historical effective tax rate of 41.6% is $6.1 million. The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical consolidated financial statements included in the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2006 filed on November 14, 2006, as well as Aspen’s historical consolidated financial statements for the year ended December 31, 2005 filed as an Exhibit 99.4 to the Company’s current report on Form 8-K filed on October 30, 2006 and the nine months ended September 30, 2006 included as an Exhibit 99.1 in this current report on Form 8-K/A.

CRC HEALTH CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(dollars in thousands)

	CRC Historical as of September 30, 2006	Aspen Historical as of September 30, 2006	Combined Historical as of September 30, 2006	Adjustments for the Transaction and Financing		Pro Forma as of September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$1,593	$9,329	$10,922	$(6,319	) (b)	$4,603
Accounts receivable-net	29,071	3,033	32,104	—		32,104
Prepaid expenses	4,160	2,017	6,177	—		6,177
Other current assets	1,389	1,405	2,794	—		2,794
Income taxes receivable	5,200	—	5,200	6,118	(b)	11,318
Deferred income taxes	4,271	150	4,421	(150	) (b)	4,271

Total current assets	45,684	15,934	61,618	(351)		61,267

Property, plant and equipment, net	71,506	18,583	90,089	—		90,089

Goodwill	479,823	66,011	545,834	159,149	(b)	704,983
Other Intangibles, net	294,447	4,802	299,249	103,339	(b)	402,588
Other assets	22,386	3,927	26,313	4,644	(a)(b)	30,957

Total assets	$913,846	$109,257	$1,023,103	$266,781		$1,289,884

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,012	$2,654	$5,666	$—		$5,666
Accrued expenses	18,684	9,092	27,776	—		27,776
Income taxes payable	—	3,858	3,858	—		3,858
Revolving line of credit	32,000	—	32,000	(28,692	) (a)	3,308
Current portion of long-term debt	2,450	2,839	5,289	1,755	(a)	7,044
Other current liabilities	6,092	24,449	30,541	(5,136	) (b)	25,405

Total current liabilities	62,238	42,892	105,130	(32,072)		73,058

Long term debt-Less current portion	438,545	3,745	442,290	173,745	(a)	616,035
Other long-term liabilities	393	16,809	17,202	(9,953	) (b)(c)	7,249
Deferred income taxes	112,418	—	112,418	41,152	(b)	153,570

Total liabilities	613,594	63,446	677,040	172,872		849,912

Minority Interest	—	804	804	(510	) (b)	294

Stockholders’ Equity
Common stock	—	5,907	5,907	(5,907	) (c)	—
Series A and Series B preferred stock	—	48,863	48,863	(48,863	) (c)	—
Preferred stock dividend paid	—	(28,500)	(28,500)	28,500	(c)	—
Deferred stock-based compensation	—	(443)	(443)	443	(c)	—
Additional paid-in capital	297,061	6,411	303,472	133,015	(a)(c)	436,487
Retained earnings	3,191	12,769	15,960	(12,769	) (c)	3,191

Total stockholders’ equity	300,252	45,007	345,259	94,419		439,678

Total liabilities and stockholders’ equity and minority interest	$913,846	$109,257	$1,023,103	$266,781		$1,289,884

See notes to unaudited pro forma combined condensed balance sheet.

CRC HEALTH CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(dollars in thousands)

(a)	The unaudited pro forma combined consolidated balance sheet gives effect to the following pro forma adjustments: the incurrence of debt, payment of acquisition consideration to the sellers, repayment of the Company’s existing revolver borrowings and fees and expenses incurred in connection with the Transaction.

Amount
Sources of funds:
Group Contributed Equity (i)	$103,950
Add-on term loan facility (ii)	175,500
Revolving credit facility (iii)	3,308
New Equity Investment (iv)	39,940

Total sources of funds	$322,698

Uses of funds:
Payment to acquire Aspen (v)	$271,766
Purchase price adjustment (iii)	3,308
Buyout of minority interests and other agreement (vi)	4,189
Repayment of revolving credit facility (vii)	32,000
Estimated fees and expenses (viii)	11,435

Total uses of funds	$322,698

(i)     In connection with the acquisition of Aspen, CRC Health Group, Inc. (the “Group”), the holding company of CRC Health Corporation (“CRC”), borrowed a $105 million payment in kind (“PIK”) loan issued at a 1% original issue discount, resulting in net proceeds of $103.9 million. This amount was contributed and recorded as equity in CRC pro-forma balance sheet. The interest payable per annum applicable to this PIK loan is 90 day LIBOR plus 7.0% for the first year, 90 day LIBOR plus 7.50% for the second year and 90 day LIBOR plus 8.0% for the years thereafter until the maturity date. Under the PIK loan agreement, the scheduled interest is accrued through an increase in the principal amount. The aggregate principal amount and the accrued interest matures on November 17, 2013.

(ii)    Represents the gross proceeds ($175.5 million) from the issuance of incremental borrowings under the Term Loan. The entire Term Loan add-on was drawn with scheduled amortization payments in annual amounts equal to 1% of the original amount drawn and the remaining principal balance on February 6, 2013. As a result $1.8 million is classified as current and the remaining $173.7 million is classified as long-term.

(iii)  The merger agreement contains provisions requiring that Aspen has working capital (as defined in the merger agreement) of at least $(24.5) million upon the closing of the Transaction. Based on our calculation as of September 30, 2006, working capital (as defined in the merger agreement) was $(21.2) million, resulting in additional purchase price of $3.3 million, which was funded by using the Company’s revolving credit facility.

(iv)   Represents an aggregate of $39.9 million invested in the common stock of Group by certain of our existing equity holders (excludes $1.9 million of equity rolled over by certain members of Aspen management).

(v)    Amount represents the cash portion of the Aspen purchase price paid to the former investors. Amount excludes $1.9 million of rollover equity by certain members of Aspen management, which amount is also excluded in footnote (iv) above.

(vi)   Represents the purchase of the minority interest of two Aspen subsidiaries: (1) a 10% interest in SUWS of the Carolinas ($3.7 million), (2) a 10% interest in the Eating Disorder Venture owned by Niton, LLC (“Niton”) ($0.2 million), plus an additional $0.3 million payment related to the termination of a consulting arrangement.

(vii) Represents the pay down of our existing revolver borrowings from the proceeds of the Transaction.

(viii)Reflects our fees and expenses associated with the Transaction as follows:

Amount
Fees related to the Term Loan add-on (including advisor fees)	$5,519
Commitment fees related to the Company’s existing Term Loan	859
Fees incurred in connection with Group Contributed Equity (including advisor fees)	4,464
Acquisition related fees incurred in connection with New Equity Investment	593

$11,435

We have capitalized the fees and expenses of $6.4 million related to our Term Loan add-on and commitment fees related to our existing Term Loan as deferred financing costs included in “other assets.” The fees of $4.5 million associated with the Group Contributed Equity have been included as a decrease in equity proceeds and acquisition related fees of $0.6 million associated with the New Equity Investment is included as part of the acquisition consideration (see note (b) below).

(b)	The Transaction was accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations.” Under purchase accounting, the estimated acquisition consideration is allocated to our assets and liabilities based on their relative fair values. The consideration remaining is then allocated to identifiable intangibles with a finite life and amortized over that life, as well as to goodwill and identifiable intangibles with an infinite life, which will have to be evaluated prospectively on an annual basis to determine impairment and adjusted accordingly. The pro forma adjustments shown below have been based upon a preliminary valuation and other studies of our tangible and intangible assets. The final purchase price allocation may differ based upon a final valuation and the determination of final purchase price.

Amount
Total purchase price of the acquisition of Aspen is as follows:
Cash paid to the sellers (see footnote (a) above)	$271,766
Purchase price adjustment (see footnote (a) above)	3,308
Acquisition related expenses (see footnote (a) above)	593
Buyout of minority interests and other agreement (see footnote (a) above)	4,189

Total purchase price	$279,856

The preliminary allocation of purchase price based on estimated fair values and other adjustments:

	Historical Aspen	Fair Value and other adjustments	Pro forma as adjusted
Cash (i)	$9,329	(6,319)	$3,010
Accounts receivable - net	3,033	—	3,033
Prepaid expenses	2,017		2,017
Other current assets	1,405		1,405
Income taxes receivable (ii)	—	6,118	6,118
Deferred income taxes (iii)	150	(150)	—
Property, plant and equipment, net	18,583	—	18,583
Goodwill (iv)	66,011	159,149	225,160
Other Intangibles, net (v)	4,802	103,339	108,141
Other assets (iii) (vi)	3,927	(1,734)	2,193
Accounts payable	(2,654)	—	(2,654)
Accrued expenses	(9,092)	—	(9,092)
Income taxes payable	(3,858)		(3,858)
Current portion of long-term debt	(2,839)	—	(2,839)
Other current liabilities (vii)	(24,449)	5,136	(19,313)
Long term debt - Less current portion	(3,745)	—	(3,745)
Other long-term liabilities (viii)	(16,809)	9,953	(6,856)
Deferred income taxes (ix)	—	(41,152)	(41,152)
Minority Interest (x)	(804)	510	(294)

Total purchase price			$279,856

(i) Reflects the payment of Aspen’s fees and expenses of $6.3 million associated with the transaction, which were paid using Aspen’s cash acquired of $9.3 million.
(ii) To record income tax benefits estimated at Aspen’s historical effective tax rate of 41.6%, arising out of the Aspen expenses related to the acquisition is as follows:

	Pre-tax Amount	Tax Effect
Stock option-based compensation expense related to the settlement of stock options	$9,460	$3,935
Tax deductible transaction fees.	5,248	2,183

	$14,708	$6,118

(iii)  To eliminate Aspen’s historical deferred tax assets, for which no fair value could be attributed. The amount consists of a current portion ($0.2 million) and a long term portion ($1.6 million) included in “other assets.”

(iv) To eliminate Aspen’s historical goodwill of $66.0 million and record the goodwill of $225.2 million resulting from the acquisition.

(v)    To eliminate Aspen’s historical intangible assets of $4.8 million and to record the preliminary estimate of fair value of intangible assets acquired of $108.1 million, which consist primarily of trade name, regulatory licenses, curriculum, accreditation, referral network and student contracts. The following table presents details of the purchased intangible assets acquired as part of the acquisition:

Intangible Assets	Estimated useful life (in years)	Amount
Curriculum	20.0	$9,000
Accreditation	20.0	24,400

Referral network	20.0	45,400
Student contracts	1.0	2,241
Regulatory Licenses	Indefinite	16,300
Trademarks and tradename	Indefinite	10,800

Total		$108,141

(vi) To eliminate Aspen’s historical loan fees of $ 0.1 million included in “other assets,” for which no fair value could be attributed.

(vii) To adjust Aspen’s other current liabilities as follows:

Amount
To adjust Aspen’s deferred revenue to fair value, representing the legal performance obligations under Aspen’s existing contracts	$4,339
To eliminate Aspen’s historical current portion of deferred gain on sale leaseback transactions for which no fair value could be attributed	349
To eliminate Aspen’s historical deferred rent booked in accordance with SFAS No. 13, “Accounting for Leases”	691
To record a restructuring liability related to pre-acquisition Aspen accounted for under EITF Issue No. 95-3, “Recognition of Liabilities in Connection with Purchase Business Combination”	(243)

Total	$5,136

(viii)To adjust Aspen’s long term liabilities as follows:

Amount

To eliminate Aspen’s historical long term portion of deferred gain on sale leaseback transactions for which no fair value could be attributed	$4,590
To eliminate Aspen’s historical warrant liability related to the cancellation of Aspen’s historical equity	5,363

Total	$9,953

(ix) To record the deferred tax liability related to the incremental value allocated to identifiable intangible assets at a 41.0% tax rate.

(x)    To eliminate Aspen’s historical minority interest of $0.5 million related to the purchase of the minority interest in two Aspen’s subsidiaries. The remaining minority interest fair value of $0.3 million is associated with the 25% minority interest holder in the joint venture. (see note (a) above).

(c)	Reflects the elimination of Aspen’s historical common stock, Series A and Series B preferred stock, deferred stock-based compensation, additional paid-in capital, retained earnings and warrant liability (included in “other long-term liabilities”) pursuant to the application of purchase accounting in accordance with SFAS No. 141, “Business Combinations.”

CRC HEALTH CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(dollars in thousands)

	Historical			Pro forma Adjustments
	Predecessor Historical for the Year Ended December 31, 2005 (a)	Acquisition of Sierra Tucson (b)	Acquisition of Aspen (b)	Adjustments for Sierra Tucson Acquisition and Related Financing		Adjustments for the Purchase of the Company and Related Financing		Adjustments for Aspen Acquisition and Related Financing		Pro Forma for the Year Ended December 31, 2005
Net revenues:
Net client service revenue	$205,833	$11,739	$121,296	$—		$—		$—		$338,868
Other revenue	3,189	417	1,360	—		—		—		4,966

Total net revenues	209,022	12,156	122,656	—		—		—		343,834

Operating expenses:
Salaries and benefits	96,241	4,169	58,662	—		—		—		159,072
Supplies, facilities and other operating costs	57,276	2,354	46,484	—		847	(i)	—		106,961
Provision for doubtful accounts	3,041	(19)	521	—		—		—		3,543
Depreciation and amortization	3,850	214	5,070	123	(e)	3,843	(j)	5,811	(l)	18,911
Acquisition related costs	—	—	—	—		—		—		—

Total operating expenses	160,408	6,718	110,737	123		4,690		5,811		288,487

Income (loss) from operations	48,614	5,438	11,919	(123)		(4,690)		(5,811)		55,347
Interest expense, net	(19,744)	(621)	(6,385)	(3,794	) (f)	(19,708	) (k)	(13,529	) (m)(n)	(63,781)
Other financing costs	(2,185)	—	—	2,185	(f)	—		—		0
Other income (expense)	2,232	33	—	(585	) (g)	—		—		1,680

Income (loss) from continuing operations before income taxes	28,917	4,850	5,534	(2,317)		(24,398)		(19,340)		(6,754)

Income taxes	10,916	1,989	2,277	(950	) (h)	(10,003	) (h)	(7,929	) (h)	(3,700)

Minority interest in income (loss) of subsidiaries	—	—	222	—		—		(273	) (o)	(51)

Net income (loss) from continuing operations	$18,001	$2,861	$3,035	$(1,367)		$(14,395)		$(11,138)		$(3,003)

See notes to the unaudited pro forma combined condensed statement of operations

CRC HEALTH CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(dollars in thousands)

	Historical				Pro forma Adjustments				Pro Forma for the Nine Months Ended September 30, 2006
	Predecessor Historical for the One Month ended January 31, 2006		Successor Historical for the Eight Months Ended September 30, 2006 (a)	Acquisition of Aspen (b)	Adjustments for the Purchase of the Company and Related Financing (d)		Adjustments for Aspen Acquisition and Related Financing
Net revenues:
Net client service revenue	$19,360		$163,071	$110,089	$—		$—		$292,520
Other revenue	490		3,163	1,839	—		—		5,492

Total net revenues	19,850		166,234	111,928	—		—		298,012

Operating expenses:
Salaries and benefits	9,265		77,262	52,335	—		—		139,261
Supplies, facilities and other operating costs	4,562		44,412	40,896	57	(i)	—		89,528
Provision for doubtful accounts	285		3,295	363	—		—		3,943
Depreciation and amortization	361		6,246	3,149	366	(j)	2,681	(l)	12,803
Acquisition related costs	43,710	(c)	—	—	—		—		43,710

Total operating expenses	58,183		131,215	96,743	423		2,681		289,245

Income (loss) from operations	(38,333)		35,019	15,185	(423)		(2,681)		8,767
Interest expense, net	(2,509)		(28,094)	(3,608)	(1,081	) (k)	(9,087	) (m)(n)	(44,379)
Other financing costs	(10,655	) (c)	—	—	—		—		(10,655)
Other income (expense)	60		(40)	—	—		—		20

Income (loss) from continuing operations before income taxes	(51,437)		6,885	11,577	(1,504)		(11,768)		(46,247)

Income taxes	(12,444)		3,694	4,644	(617	) (h)	(4,825	) (h)	(9,548)

Minority interest in income (loss) of subsidiaries	—		—	461	—		(227	) (o)	234

Net (loss) income from continuing operations	$(38,993)		$3,191	$6,472	$(887)		$(6,716)		$(36,933)

See notes to the unaudited pro forma combined condensed statement of operations

CRC HEALTH CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

(dollars in thousands)

(a)	The following immaterial reclassifications have been made to the amounts as previously reported in the Company’s Predecessor and Successor’s historical condensed consolidated financial statements for the twelve months ended December 31, 2005 and eight months ended September 30, 2006:

In the twelve months ended December 31, 2005 consolidated statement of operations reclasses were (i) loss on sale of fixed asset disposals of $0.1 million was reclassified from “Other income (expense)” into “Supplies, facilities and other operating costs” and (ii) interest income of $0.07 million was reclassified from “Other income (expense)” into “Interest expense, net.”

In the eight months ended September 31, 2006 condensed consolidated statement of operations reclasses were (i) gain on sale of fixed asset disposals of $0.04 million was reclassified from “Other income (expense)” into “Supplies, facilities and other operating costs” and (ii) interest income of $0.06 million was reclassified from “Other income (expense)” into “Interest expense, net.”

(b)	Sierra Tucson amounts were derived from the unaudited statement of operations for the period from January 1, 2005 through May 11, 2005, the acquisition date. Aspen Education Group, Inc. (“Aspen”) amounts were derived from the audited statement of operations for the year ended December 31, 2005 and from the unaudited statement of operations for the period from January 1, 2006 through September 30, 2006.

The Company determined that Aspen had previously recorded a few items at fiscal year end in conjunction with their annual audit rather than recording such items during the interim period. As a result, Aspen’s unaudited financial information as previously disclosed in Exhibit 99.2 “ Proforma Revenue, Net Income and Adjusted EBITDA” in the Form 8-K filed October 30, 2006 have been revised to appropriately reflect these adjustments.

The following table reflects the amounts previously reported and as revised:

	Nine Months Ended September 30, 2006
	As Reported	As Revised
Net Revenue	$112,001	$111,928
Net Income from continuing operations	$8,240	$6,472

(c)	Historical predecessor statement of operations for the one month ended January 31, 2006 includes certain material nonrecurring charges that are directly attributable to the purchase of the Company and such charges were not excluded from the nine months ended September 30, 2006 pro forma combined condensed consolidated statement of operations. The charges and their related tax effects are as follows:

Amount
Stock option-based compensation expense related to the settlement of stock options	$17,666
Fees from financial advisors	9,635
Fees to former lead investors	9,437
Management bonuses and related payroll taxes	3,530
Legal, accounting and other professional fees	3,442
Capitalized financing costs written-off	7,164
Unamortized debt discount	3,491
Income tax benefit (i)	(13,058)

$41,307

(i) Income tax benefit at 41% tax rate is as follows:

	Pre-tax Amount	Tax Effect
Stock option-based compensation expense related to the settlement of stock options	$17,666	$7,243
Management bonuses and related payroll taxes	3,530	1,447
Capitalized financing costs written-off	7,164	2,937
Unamortized debt discount	3,491	1,431

		$13,058

(d)	As the Purchase of the Company was assumed to be consummated as of January 31, 2006, the related adjustments include only the period from January 1, 2006 to January 31, 2006.

Pro forma Adjustments for the Acquisition of Sierra Tucson and Related Financing are as follows:

(e)	Reflects adjustments related to increase in depreciation and amortization for assets acquired in connection with Sierra Tucson. Depreciation expense relates to the increase in fair value of acquired buildings of $6.1 million and building improvements of $2.1 million with an estimated useful life of 30 years and land improvements of $0.3 million with an estimated useful life of 15 years. Amortization expense relates to purchased intangible of covenant not to compete of $0.2 million fair value with three years of estimated useful life.

Twelve Months Ended December 31, 2005
Depreciation expense	$99
Amortization expense	24

Adjustment to depreciation and amortization expense	$123

(f)	Reflects the net change in interest expense as a result of the $205.0 million Restated Term Loan used to fund the acquisition of the Sierra Tucson and repay the Original Term Loans. Additional interest expense is calculated as follows:

Twelve Months Ended December 31, 2005
Adjustments to interest expense related to financing:
Restated Term Loan (i)	$5,985
Amortization of capitalized financing costs (ii)	325

Interest expense on new debt	6,310
Amortization of capitalized financing costs on Original term Loans	—
Interest expense on Original Term Loans	(1,895)
Historical Sierra Tucson interest expense (iii)	(621)

Adjustment to interest expense	$3,794

Adjustments to other financing costs (iv)	$2,185

(i) Represents interest on the outstanding Restated Term Loan, which is calculated as follows:

Twelve Months Ended December 31, 2005
Outstanding balance on Restated term Loan	$205,000
Assumed annual interest rate-3 month LIBOR at January 15, 2007, most recent practicable date plus 2.75%	8.11%
Portion of year not outstanding (v)	0.36

Calculated interest	$5,985

(ii) Reflects amortization of $5.4 million of capitalized financing costs on Restated Term Loan over the term of the loan of six years for the period from January 1, 2005 to May 11, 2005.
(iii) Reflects elimination of all historical interest incurred by Sierra Tucson before acquisition by us.
(iv) Reflects elimination of the write-off of unamortized capitalized financing costs on the Original Term Loans which were repaid in conjunction with the acquisition of Sierra Tucson.
(v) New interest expense is calculated for the period from January 1, 2005 to May 11, 2005.

(g)	Reflects elimination of gain of $0.6 million for the year ended December 31, 2005 associated with the termination of the interest rate swap arrangement on the Original Term Loans in conjunction with the financing of the Sierra Tucson acquisition.

(h)	Reflects the income tax effect of the pro forma adjustments at a 41% tax rate. Amounts included for historical Sierra Tucson and Aspen Education Group, Inc. were determined based upon the assumption that these entities were part of our tax structure.

Pro forma Adjustments for the Purchase of the Company and Related Financing are as follows:

(i)	Represents the additional management fees to Bain Capital for each of the respective periods. Amount is calculated as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
Management fees to be paid to Bain Capital	$2,000	$167
Actual management fees incurred during the periods	(1,153)	(110)

Adjustment to management fees	$847	$57

(j)	Reflects additional depreciation and amortization expense on property and equipment and intangible assets resulting from the adjustment to the fair value in connection with the Purchase of the Company is as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
Depreciation expense (i)	$109	$7
Amortization expense (ii)	3,734	359

Adjustments to depreciation and amortization	$3,843	$366

(i)     Fixed assets increase in value relates to land in the amount of $13.3 million with indefinite useful life (no depreciation expense recognized) and to buildings of $3.3 million with 30 years estimated useful life.

(ii) Intangible assets fair value and their estimated useful lives resulting from the Purchase of the Company is as follows:

	Estimated Useful Life	Fair Value
Core developed technology	5 years	$2,600
Trademark and trade name	Indefinite	163,700
Contractual customer relationships	10-15 years	50,000
Certificates of need	Indefinite	44,600
Licenses	Indefinite	25,200
Covenant not to compete	3-5 years	200
Registration rights	2 years	200

Total identified intangible assets		$286,500

(k)	Reflects the net change in interest expense as a result of the new financing arrangements to fund the Purchase of the Company, is calculated as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
New interest expense
Senior subordinated notes (i)	$21,500	$1,792
Senior secured term loan (ii)	18,560	1,485
Revolving loan:
Drawn amount (iii)	—	—
Commitment fee on unused amount (iv)	484	39
Fees on outstanding letters of credit (v)	80	6
Amortization of capitalized financing costs and original issuance discount on senior subordinated notes (vi)	3,212	268

Total pro forma interest expense on new borrowings	43,836	3,590
Less: historical interest expense on borrowings repaid in conjunction with the Purchase of the Company (vii)	(24,128)	(2,509)

Adjustment to interest expense	$19,708	$1,081

(i) Represents interest on our new senior subordinated notes, which is calculated as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
Estimated outstanding balance	$200,000	$200,000
Stated interest rate	10.75%	10.75%
Portion of year not outstanding	1.00	0.08

Calculated interest	$21,500	$1,792

For each 0.125% increase (or decrease) in interest rate from the stated rates, the annual interest expense would increase (decrease) by approximately $0.3 million

(ii)	Represents interest on our new senior secured term loan, which is calculated as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
Estimated average outstanding balance	$243,877	$243,877
Assumed interest rate-3 month LIBOR at January 15, 2007, most recent practicable date plus 2.25%	7.61%	7.61%
Portion of year not outstanding	1.00	0.08

Calculated interest	$18,560	$1,485

For each 0.125% increase (or decrease) in interest rate from the stated rates, the annual interest expense would increase (decrease) by approximately $0.3 million

(iii)	Represents interest on funds drawn under our new revolving credit facility, which is calculated as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
Estimated outstanding balance	$—	$—
Assumed interest rate-3 month LIBOR at January 15, 2007, most recent practicable date plus 2.50%	7.86%	7.86%
Portion of year not outstanding	1.00	0.08

Calculated interest	$—	$—

(iv)	Represents commitment fee charged on the unused portion of our new revolving credit facility, which is calculated as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
Estimated average unused portion of revolving credit facility	$96,800	$96,800
Commitment fees	0.50%	0.50%
Portion of year not outstanding	1.00	0.08

Calculated commitment fees	$484	$39

(v)	Represents fees on outstanding letters of credit, which are calculated as follows:

	Twelve Months Ended December 31, 2005	One Month Ended January 31, 2006
Outstanding letters of credit	$3,200	$3,200
Fees on letters of credit	2.50%	2.50%
Portion of year not outstanding	1.00	0.08

Calculated letters of credit fees	$80	$6

(vi)	Reflects amortization of capitalized financing costs over the term of the new financing agreements, which is calculated as follows:

	Capitalized Costs	Period of Amortization
Revolving credit facility	$1,750	6 years
Senior secured term loan	11,676	7 years
Senior subordinated notes	9,546	10 years

Total capitalized financing costs	$22,972

Original issuance discount on senior subordinated notes	2,978	10 years

(vii)	Adjustment to eliminate historical interest expense.

Pro forma Adjustments for Aspen Acquisition and Related Financing are as follows:

(l)	Reflects additional amortization expense resulting from the adjustment to fair value in connection with the acquisition of Aspen is as follows:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Incremental amortization expense (i)	$5,811	$2,681

(i) Intangible assets acquired in the Aspen transaction have estimated fair values and estimated useful lives as follows:

	Estimated Useful Life (In years)	Fair Value
Trademarks and trade names	Indefinite	$10,800
Regulatory Licenses	Indefinite	16,300
Referral Networks	20.0	45,400
Accreditation	20.0	24,400
Curriculum	20.0	9,000
Student Contracts	1.0	2,241

Total identified intangible assets		$108,141

(m)	Reflects incremental interest expense that Aspen will incur as a result of earn-out obligations incurred upon achievement of certain milestones on its historic acquisitions that have been finalized in September 2006 and October 2006:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Excel Academy (i)	$266	$100
Copper Canyon (ii)	305	164

Additional interest expense	$571	$264

(i)     Excel seller note relates to an earn-out arrangement for $2.6m which will be paid over a two year period commencing October 1, 2006 at the current prime interest rate of 8.25% plus 2.0%. Annual principal payments occur at the end of each year.

(ii)    Copper Canyon seller note relates to an earn-out arrangement for an estimated $3.8m which will be paid over a four year period commencing February 1, 2007 at a fixed interest rate of 8.00%. Annual principal payments occur at the end of each year.

(n)	Reflects the net change in interest expense as a result of additional borrowings in Financing the Aspen Acquisition is calculated as follows:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
New interest expense
Term Loan add-on (i)	$13,732	$10,208
Incremental Amended and Restated Term loan interest expense at new borrowing rate and current variable rate (ii)	609	683
Revolving loan:
Drawn amount (iii)	260	195
Commitment fee on unused amount (iv)	467	351
Fees on outstanding letters of credit (v)	80	60
Amortization of capitalized financing costs (vi)	1,021	765

Total pro forma interest expense on new borrowings	16,169	12,262
Less: elimination of Aspen’s historical interest expense related to the warrant liability on mandatorily redeemable warrants that are cancelled in conjunction with the Aspen Acquisition	(2,647)	(2,716)
Less: pro forma interest expense and commitment fees on the revolving credit facility for the Purchase of the Company (see footnote (k) above)	(564)	(45)
Less: Company’s historical interest expense and commitment fees for eight months ended September 30, 2006 on revolving credit facility repaid or amended in conjunction with the acquisition of Aspen	—	(678)

Adjustment to interest expense	$12,958	$8,823

(i) Represents interest on our Term Loan add-on, which is calculated as follows:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Estimated average outstanding balance	$174,696	$173,160
Assumed interest rate - 3 month LIBOR at January 15, 2007, most recent practicable date plus 2.50%	7.86%	7.86%
Portion of year not outstanding	1.00	0.75

Calculated interest	$13,732	$10,208

For each 0.125% increase (or decrease) in interest rate from the stated rates, the annual interest expense would increase (decrease) by approximately $0.2 million

(ii)    Reflects incremental interest expense on the Amended and Restated Term loan to reflect the current variable interest rates and increase in the borrowing rate from LIBOR + 2.25% to LIBOR + 2.50%, net of actual interest expense incurred for the pro forma period from January 1, 2005 through January 31, 2006 and the historic period from February 1, 2006 through September 30, 2006 on the Company’s Term loans, which is calculated as follows:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Estimated average outstanding balance	$243,877	$241,733
Assumed interest rate - 3 month LIBOR at January 15, 2007, most recent practicable date plus 2.50%	7.86%	7.86%
Factor of time	1.00	0.75

Pro forma interest expense at current borrowing rate	19,169	14,251
Less: Pro forma interest expense adjustment from the Purchase of the Company (see footnote (k) above)	(18,560)	(1,485)
Less: Company’s Historic interest expense on the original term loan for the eight months ended September 30, 2006	—	(12,083)

	$609	$683

For each 0.125% increase (or decrease) in interest rate from the stated rates, the annual interest expense would increase (decrease) by approximately $0.3 million
(iii) Represents interest on funds drawn under our revolving credit facility, which is calculated as follows:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Estimated outstanding balance	$3,308	$3,308
Assumed interest rate - 3 month LIBOR at January 15, 2007, most recent practicable date plus 2.50%	7.86%	7.86%
Portion of year not outstanding	1.00	0.75

Calculated interest	$260	$195

(iv) Represents commitment fee charged on the unused portion of our new revolving credit facility, which is calculated as follows:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Estimated average unused portion of revolving credit facility	$93,492	$93,492
Commitment fees	0.50%	0.50%
Portion of year not outstanding	1.00	0.75

Calculated commitment fees	$467	$351

(v) Represents fees on outstanding letters of credit, which are calculated as follows:

	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Outstanding letters of credit	$3,200	$3,200
Fees on letters of credit	2.50%	2.50%
Portion of year not outstanding	1.00	0.75

Calculated letters of credit fees	$80	$60

(vi) Reflects amortization of capitalized financing costs over the term of the new financing agreements, which is calculated as follows:

	Capitalized Costs	Period of Amortization
Incremental Term Loan add-on	$5,519	6.25 years
Original Term Loan	859	6.25 years

Total capitalized financing costs	$6,378

(o)	Reflects the elimination of minority interests that was acquired by the company in connection with the acquisition of Aspen. Represents minority interests associated with SUWS of the Carolinas and the Eating Disorders Division from each period presented.